Exhibit 4


                              CARNIVAL CORPORATION


                        OFFICERS' CERTIFICATE PURSUANT TO
             SECTIONS 3.1 AND 3.3 OF THE INDENTURE IDENTIFIED BELOW
             ------------------------------------------------------


         The undersigned officers of Carnival Corporation (the "Company"), acting pursuant to authorizations contained in resolutions of (i) the Board of Directors of the Company (the "Board") duly adopted on November 4, 1993, and
(ii) the Executive Committee of the Board duly adopted on January 7, 1998, do hereby authorize, adopt and approve the following terms for a series (the "Series") of the Company's debt securities to be issued under an indenture dated as of March 1, 1993 (the "Indenture") from the Company to First Trust National Association, as trustee (the "Trustee"), and which have been registered for sale with the Securities and Exchange Commission pursuant to a Registration Statement on Form S-3 (No. 33-50947) under the Securities Act of 1933, as amended. The terms set forth below are qualified in their entirety by reference to the terms relating to the Series that are contained in (i) the form of debenture (the "Form of Debenture") that is attached hereto as Exhibit A, and (ii) the Prospectus Supplement dated January 6, 1998 to the Prospectus dated January 6, 1998 (the "Prospectus Supplement") attached hereto as Exhibit B, all of which terms are hereby authorized, adopted and approved. In the event of any conflict or discrepancy between the terms contained in this Certificate and/or the Prospectus Supplement and the terms contained in the Form of Debenture, the terms contained in the Form of Debenture shall control. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Indenture.

         Subject to the foregoing, the following are hereby authorized, adopted and approved as the terms of the Series:

4.4    Title of Securities of the Series        6.65% Debentures Due January 15,
                                                2028 (the "Debentures")

4.5    Limit, if any, of the aggregate
       principal amount of Securities of
       the Series:                              $200,000,000

4.6    Date or dates on which the principal
       of Securities of the Series is payable
       (maturity date):                         January 15, 2028.

4.7    With respect to interest on
       Securities of the Series:

       (a)   The rate and method of
             calculation thereof:               6.65% per annum.




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       (b)   The date from which such
             interest shall accrue:            January 15, 1998

       (c)   Interest Payment Dates:           January 15 and July 15,
                                               commencing July 15, 1998.
       (d)   Regular Record Dates for
             interest payable on any
             Interest Payment Date:            To holders of record at the close
                                               of business on January 1 or July
                                               1 prior to the Interest Payment
                                               Date.


4.8    Place or places where principal
       and interest on Securities of the
       Series shall be payable, and where
       Securities of the Series may be
       surrendered for exchange:               At the office or agent of First
                                               Trust National Association (the
                                               "Trustee") in the Borough of
                                               Manhattan, The City of New York;
                                               at the office of the Trustee at
                                               180 East Fifth Street, St. Paul,
                                               Minnesota 55101; or at such other
                                               office as any executive officer
                                               of the Company may designate,
                                               except that payment of interest
                                               may, at the option of the
                                               Company, be made by check mailed
                                               to the address of the Person
                                               entitled thereto as it appears in
                                               the Debenture Register. Principal
                                               and interest due on any Global
                                               Security representing the
                                               Debentures will be made available
                                               to the Trustee, and as soon as
                                               possible thereafter, the Trustee
                                               will make such payments available
                                               to The Depository Trust Company
                                               (the "Depository").













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                                                                               3



4.9    With respect to redemption, in
       whole or in part, the terms and
       conditions applicable to Securities
       of the Series, including the
       applicability of Section 11.8 of
       the Indenture:                          Section 11.8 of the Indenture
                                               applies to the Debentures.  The
                                               Debentures are not otherwise
                                               redeemable.


4.10   With respect to the mandatory
       redemption or purchase of
       Securities of the Series:

       (a)   Any provisions for a sinking or
             analogous fund or upon the
             happening of a specified event:

                                               Not applicable.

       (b)   Provisions for redemption at
             the option of a holder, the
             period or periods within
             which such redemption must
             be made, the applicable
             redemption price, and the
             other terms and conditions of
             such redemption:                  Not applicable.




4.11   Denominations in which
       Securities of the Series are
       issuable:                               $1,000 and integral multiples
                                               thereof.

4.12   If other than the principal
       amounts thereof, the portion of the
       principal amount of Securities of the
       Series payable on declaration of
       acceleration pursuant to Section 5.2
       of the Indenture:                       Not applicable.

4.13   Trustee, Paying Agent and
       registrar:                              First Trust National Association.






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4.14   Currency in which interest is
       payable if other than U.S. currency:    Not applicable.


4.15   Currency in which principal is
       payable if other than U.S. currency:    Not applicable.


4.16   Basis for determining equivalent
       price in U.S. currency if Securities
       denominated in more than one currency:  Not applicable.

4.17   Manner in which principal and interest
       payments determined if according to an
       index:                                  Not applicable.

4.18   Whether Securities of the Series are
       issuable in temporary or permanent
       global form:                            A Global Security representing
                                               the Debentures will be registered
                                               in the name of the nominee of The
                                               Depository Trust Company, which
                                               will act as depository.

       (a) Whether, and the terms upon which,
           owners of interests in any
           permanent Global Securities of the
           Series may be exchanged for
           Securities of such Series and of
           like tenor:

       A Global Security representing the Debentures is exchangeable only if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or if at any time the Depository for such Global Security notifies the Company that the Depository for such Global Security shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation and a successor depository for such Global Security is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, or (ii) the Company in its sole discretion determines that all such Global Security shall be exchangeable for definitive Debentures in registered form.







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4.19   Any other terms of or provisions
       applicable to the Securities of the
       Series and the sale thereof:

       (a)   The form of the Securities of
             the Series:                       See Exhibit A to this
                                               Certificate.

       (b)   Form of sale:                     Negotiated without competitive
                                               bidding to: Bear, Stearns & Co.
                                               Inc. and Lehman Brothers Inc.
                                               pursuant to an Underwriting
                                               Agreement in the form of Exhibit
                                               C to this Certificate.

       (c)   Issue price to public of
             Securities of the Series:         99.613%

       (d)   Underwriters' commission or
             discount as a percentage of the
             principal amount of Securities
             of the Series to be issued:       0.875%



             IN WITNESS WHEREOF the undersigned have executed this Certificate on behalf of the Company as of this 15th day of January, 1998.


                                            /s/ Howard S. Frank
                                            -------------------
                                            Howard S. Frank, Vice Chairman and
                                            Chief Financial Officer


                                            /s/ Arnaldo Perez
                                            -----------------
                                            Arnaldo Perez, Secretary